Exhibit 99.1

Affymetrix Inc.
Media Contact: Andrew Noble Sr. Manager, Corporate Communications 408-731-5571

Investor Contact: Doug Farrell Vice President, Investor Relations 408-731-5285

Affymetrix Appoints John Batty to Chief Financial
Officer and Executive Vice President

SANTA CLARA, Calif., June 6, 2007 — Affymetrix Inc. (Nasdaq: AFFX) announced today that it has appointed John C. Batty to chief financial officer and executive vice president, reporting to Stephen P.A. Fodor, Ph.D., chairman and CEO.

“John is a well-respected, proven leader who brings more than 25 years of corporate finance, strategic planning and management experience to Affymetrix,” said Fodor. “We are very pleased to add him to our leadership team and look forward to his contributions as we continue to grow our commercial business around the world.”

Prior to his appointment, Batty served as senior vice president of finance and chief financial officer of Credence Systems Corporation, a leading provider of test solutions for the worldwide semiconductor industry. Prior to Credence, Batty served as the chief operating officer of Network Equipment Technologies Inc., a global provider of networking technology platforms. He also served as vice president of finance and chief financial officer of Verilink Corporation, a provider of wide-area-network access solutions. In addition, Batty has held a variety of financial management positions at both VLSI Technology Inc. and Intel Corporation.

“With the industry-standard microarray platform, Affymetrix is the clear leader in the whole-genome analysis market and is well-positioned for long-term growth with the many, evolving consumer application opportunities,” said Batty. “I look forward to being a part of such a quality organization focused on improving healthcare by bringing a more personalized form of medicine to patients everywhere.”

Batty received a bachelor’s degree in economics from the University of New Hampshire and a master’s of business administration degree from the University of Chicago Graduate School of Business.

About Affymetrix:

Affymetrix GeneChip® microarray technology is the industry-standard tool for analyzing complex genetic information. After inventing microarray technology in the late 1980s, Affymetrix scientists have been dedicated to developing innovative products that provide researchers with a more complete view of the genome. These products continue to accelerate genetic research and enable scientists to develop diagnostics and tailor treatments for individual patients by identifying and measuring the genetic information associated with complex diseases.

Today, Affymetrix technology is used by the world’s top pharmaceutical, diagnostic and biotechnology companies, as well as leading academic, government and not-for-profit research institutes. More than 1,500 systems have been shipped around the world and more than 8,500 peer-reviewed papers have been published using the technology.

Affymetrix is headquartered in Santa Clara, Calif., and has manufacturing facilities in Sacramento, Calif., and Singapore. The company has about 1,100 employees worldwide and maintains sales and distribution operations across Europe and Asia. For more information about Affymetrix, please visit the company’s website at www.affymetrix.com.

All statements in this press release that are not historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix’ “expectations,” “beliefs,” “hopes,” “intentions,” “strategies” or the like.  These include statements related to the value of John Batty’s experience and expertise to Affymetrix, which are prospective.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: risks and uncertainties associated with the management changes discussed in this press release; risks of the company’s ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; uncertainties relating to technological approaches, manufacturing and product development; personnel retention; uncertainties related to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix’ Form 10-K for the year ended December 31, 2006, and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

NOTE: Affymetrix, the Affymetrix logo and GeneChip® are registered trademarks owned or used by Affymetrix Inc.

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